UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2020, Morningstar, Inc. (Morningstar or the Borrower) entered into a new Senior Credit Agreement (the Credit Agreement) with Bank of America, N.A., as Administrative Agent, Joint Lead Arranger and Joint Bookrunner and JPMorgan Chase Bank, N.A. as Joint Lead Arranger and Joint Bookrunner. The Credit Agreement provides Morningstar with a 364-day revolving credit facility with an aggregate principal amount of up to $50 million (Revolving Credit Facility). There is currently no borrowing under the Revolving Credit Facility and the proceeds may be used for working capital, capital expenditures and any other lawful corporate purpose.

Consistent with Morningstar’s existing senior credit facility, the Credit Agreement provides that the Borrower shall have a Consolidated Leverage Ratio as of the end of any fiscal quarter of not greater than 3.50 to 1.00; provided that, solely with respect to the four fiscal quarters following any Material Acquisition (as defined in the Credit Agreement), the Consolidated Leverage Ratio determined as of the end of such four fiscal quarters shall not be greater than 3.75 to 1.00. The Credit Agreement provides that the Borrower shall have a Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of not less than 3.00 to 1.00.

Morningstar’s obligations under the Credit Agreement are unconditionally guaranteed by Morningstar’s subsidiaries, Morningstar Investment Management LLC, Morningstar Research Services LLC and Morningstar Ratings Holding Corp., and will in the future be guaranteed by any other domestic subsidiary of Morningstar (with certain exceptions) that contributes 10% or more of the consolidated revenue of Morningstar in any fiscal year.

This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 2, 2020, Morningstar completed its previously announced acquisition of Sustainalytics Holding B.V., a globally recognized leader in environmental, social, governance (ESG) ratings and research. Morningstar previously owned an approximate 40% ownership stake in Sustainalytics, first acquired in 2017, and has purchased the remaining approximate 60% of Sustainalytics shares upon closing of the transaction. A copy of the press release is filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Include the following information:

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated of as June 30, 2020 among Morningstar, Inc., certain subsidiaries of Morningstar, Inc., and lenders Bank of America, N.A. and JPMorgan Chase Bank, N.A.
99.1	Press Release dated July 6, 2020.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 6, 2020	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer